Dear Shareholder:
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
VOTING AND PROXY SOLICITATION MATTERS
VOTE REQUIRED
ABSTENTIONS AND BROKER NON-VOTES
ELECTION OF DIRECTORS
THE BOARDS OF DIRECTORS AND THEIR COMMITTEES
COMPENSATION AND PENSION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
FIVE-YEAR SHAREHOLDER RETURN COMPARISON
1987 STOCK OPTION AND PERFORMANCE UNIT PLAN
UNB CORP. 1997 STOCK OPTION PLAN
PENSION PLAN
PENSION PLAN TABLE
CHANGE OF CONTROL AGREEMENTS
TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
LEGAL PROCEEDINGS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
SHAREHOLDERS’ PROPOSALS
OTHER BUSINESS
APPENDIX A
APPENDIX B

SCHEDULE 14A

(RULE 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6{(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11© or Rule 14a-12.

UNB CORP.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

XXXXXXXXXXXXXXXX

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 9, 2001

Dear Shareholder:

On behalf of your Board of Directors, I am writing to explain the lengthy, and somewhat complex, proxy statement that is enclosed. Like every company, UNB Corp. must attract and retain qualified people to serve as directors. It is in the company’s and the shareholders’ best interests that these individuals be able to exercise judgement on the company’s behalf without exposure to unreasonable personal legal risks related to decisions made by them. Increased directors’ litigation risks could impair our ability to recruit and retain qualified people for our board.

The shareholders of several bank holding companies have approved indemnification agreements for their directors. UNB Corp.’s board believes that it is necessary to provide our directors with assurance that the burden of liability and litigation expenses arising out of the performance of their duties will be indemnified to the full extent permitted under Ohio law. If approved, the indemnification agreements for directors described in the proxy material would provide them that protection.

UNB Corp. currently has the authority to enter into private indemnification agreements with its directors. However, the Board of Directors believes it is appropriate that you be given the opportunity to vote on this matter. The board recommends that shareholders vote FOR adoption of the indemnification agreements for our directors.

I suggest you read, in its entirety, the enclosed proxy material and complete, sign, and return your proxy card as soon as possible. If you attend the Annual Shareholders Meeting, you may withdraw your proxy and cast your vote in person.

If you have any questions or comments, please call James J. Pennetti at 330-438-1118 or me at 330-438-1212.

Thank you for your consideration in this matter.

Respectfully,

/s/ Roger L. Mann

Roger L. Mann
Chairman, President & Chief Executive Officer

220 Market Avenue South Post Office Box 24190 Canton, Ohio 44701 330-348-1118 www.unbcorp.com

UNB Corp.
United Bank Plaza
220 Market Avenue South
Canton, Ohio 44702

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2001

      The 2001 Annual Meeting of the Shareholders of UNB Corp. (the “Corporation”) will be held at the Kent State University Stark Conference Center, 6000 Frank Avenue N.W., Canton,Ohio, on Tuesday, April 24, 2001, at 12:30 p.m. for the following purposes:

(1) To elect four directors, each to serve for a term of three years.

(2) To adopt the form and use of the indemnification agreement for directors.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only those Shareholders of record at the close of business January 31, 2001, shall be entitled to notice of and to vote at said meeting or any adjournment thereof.

      We urge you to sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting in person. If you attend the meeting, you may then withdraw your proxy.

ROBERT M. SWEENEY Secretary

Canton, Ohio
March 9, 2001

UNB Corp.
United Bank Plaza
220 Market Avenue South
Canton, Ohio 44702

VOTING AND PROXY SOLICITATION MATTERS

      This proxy statement is furnished to Shareholders of UNB Corp. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Kent State University Stark Conference Center, 6000 Frank Avenue N.W., Canton, Ohio, on Tuesday, April 24, 2001, at 12:30 p.m.

      This proxy statement and proxy are being mailed on or about March 9, 2001. The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone or facsimile by officers or by employees of UNB Corp., or by officers or by employees of the United National Bank & Trust Co. (the “Bank”). The cost of such solicitation will be borne by the Corporation. UNB Corp. may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by UNB Corp., in forwarding proxy materials to beneficial owners. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving written or oral notice to the secretary of the meeting.

      Shareholders of record at the close of business on January 31, 2001, are entitled to notice of and to vote at the meeting. Shareholders of record will be entitled to one vote for each share held by them on the record date for all matters which come before the meeting. Shareholders have no cumulative voting rights. The number of no par value shares outstanding as of January 31, 2001, including 470,387 shares acquirable within sixty days through the exercise of stock options, was 10,917,789.

      The Trust Department of the United National Bank & Trust Co. holds shares of UNB Corp. stock with voting authority in various fiduciary capacities. The total number of shares held by the Trust Department on January 31, 2001, was 1,953,818 shares representing 17.9% of the shares outstanding. The number of shares held by the Trust Department as sole trustee or executor, which will not be voted in the election of directors, is 135,218 shares (1.2% of the shares outstanding). Voting rights of the remaining 1,818,600 shares (16.7% of the shares outstanding) will be passed through to the various trust donors, beneficiaries, or others pursuant to the terms of the Trust documents. All directors and officers as a group beneficially own 1,419,117 shares (13.0% of the shares outstanding). This includes 470,387 shares which are acquirable within sixty days through the exercise of stock options. No individual beneficially owns over 5% of the shares outstanding.

VOTE REQUIRED

      The holders of shares entitling them to exercise a majority of the voting power of UNB Corp.’s shares, present in person or represented by proxy, constitutes a quorum at any meeting. All questions and business which come before the meeting will be determined by the vote of the holders of a majority of voting shares represented in person or by proxy, unless a greater proportion is required by law, UNB Corp.’s Articles of Incorporation, or by UNB Corp.’s Code of Regulations. Ohio law specifies the voting requirement for approval of transactions in which an Ohio corporation’s directors are interested. Under Ohio law, approval of the form and use of indemnification agreements with directors requires the affirmative vote of a majority of the voting power, excluding shares held by directors.

ABSTENTIONS AND BROKER NON-VOTES

      Shares represented by proxy directing abstention on any proposal will not be voted on that proposal, but will be included in calculating the number of shares present at the Annual Meeting. For the election of directors, a majority of such voting shares as are represented in person or by proxy is sufficient to elect directors. Abstentions and broker non-votes will have the same effect as votes against the form and use of indemnification agreements with directors, because this matter requires the affirmative vote of a specified percentage of all shares outstanding, excluding shares held by directors.

ELECTION OF DIRECTORS

      Under the Code of Regulations of UNB Corp., the Board of Directors is divided into three classes, designated as Class I, Class II, and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the Board of Directors. Currently, that number has been fixed at thirteen. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting. At the forthcoming Annual Meeting, the Shareholders will be asked to elect four directors of Class I. Those nominees receiving the greatest number of votes will be elected as directors. There is no minimum number of votes required to elect a director.

      The nominees for election at the forthcoming Annual Meeting are Messrs. Roger L. DeVille, Edgar W. Jones, Jr., E. Scott Robertson, and Mrs. Nan Johnston. The nominees are presently directors of the Corporation. No nominees for directors will be accepted from the floor at the Annual Meeting. The Board of Directors will consider nominees recommended by Shareholders and submitted in writing to the Board.

      The persons named in the enclosed form of proxy will vote the proxy in accordance with the choices specified. If no choices are specified, it is the intention of the persons named in the enclosed form of proxy to vote for the four nominees named above. Proxies cannot be voted for a greater number of persons than the number of nominees named.

INFORMATION AS TO NOMINEES

      The names of the nominees for the election as directors, together with specific information about the nominees, are as follows:

				UNB Corp.
				Shares		% of
				Owned		Board and
			Year of	Beneficially(1)		Committee
		Principal Occupation	Initial	(January 31,	% of	Meetings
Name	Age	(Past Five Years)	Election	2001)	Outstanding	Attended

Class I

(Term expires in 2004)

Edgar W. Jones, Jr.	58	President, Hal Jones Construction Co.	1979	172,354 (2)	1.58%	92%

Roger L. DeVille	59	President, Deville Developments	2000	1,000	.01%	100%

Nan Johnston	68	Director/Clerk- Treasurer Stark County District Library	1998	3,572 (3)	.03%	93%

E. Scott Robertson	38	President, Robertson Heating Supply Company	1998	11,859 (3)	.11%	76%

INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE WILL
CONTINUE AFTER THE 2001 ANNUAL MEETING

      The names of the remaining directors, together with specific information about the directors, are as follows:

				UNB Corp.
				Shares		% of
				Owned		Board and
			Year of	Beneficially(1)		Committee
		Principal Occupation	Initial	(January 31,	% of	Meetings
Name	Age	(Past Five Years)	Election	2001)	Outstanding	Attended

Class II
(Term expires in 2002)

E. Lang D’Atri	62	Attorney at Law, Zollinger, D’Atri, Gruber, Thomas & Co.	1978	79,805 (4)	.73%	89%

Robert L. Mang	68	Retired President and Chief Executive Officer of UNB Corp. Retired President and Chief Executive Officer of United National Bank & Trust Co.	1976	262,847 (5)	2.41%	71%

Roger L. Mann	58	Chairman, President and Chief Executive Officer of UNB Corp. Chairman and Chief Executive Officer of United National Bank & Trust Co. Formerly Chairman and Chief Executive Officer of the Community Bank North Region, Banc One Corporation, Columbus, Ohio	1997	56,846 (6)	.52%	93%

Marc L. Schneider	41	President and Chief Operating Officer, Schneider Lumber Company	1998	42,005 (3)	.38%	100%

George M. Smart	55	Chairman and President, Phoenix Packaging Corporation	2000	3,456	.03%	100%

				UNB Corp.
				Shares		% of
				Owned		Board and
			Year of	Beneficially(1)		Committee
		Principal Occupation	Initial	(January 31,	% of	Meetings
Name	Age	(Past Five Years)	Election	2001)	Outstanding	Attended

Class III

(Term expires in 2003)

Louis V. Bockius III	65	Chairman Bocko, Inc.	1997	81,728 (7)	.75%	57%

Russell W. Maier	64	Formerly Vice Chairman, Republic Technology International; Formerly Chairman and Chief Executive Officer, Republic Engineered Steels, Inc.	1997	24,265 (8)	.22%	86%

Robert J. Gasser	69	President, John Gasser & Son, Co., Inc.	1998	133,859 (3)	1.2%	100%

Jane M. Timken	34	Attorney at Law, Black, McCuskey, Souers & Arbaugh	2000	71	.0007%	100%

(1)	Included in the shares set forth in the tables above are shares owned by the nominee or director, his wife, minor children, and certain other family members, and shares over which the nominee or director has full, or shares, voting control and power of disposition. Percentages of outstanding shares are calculated using 10,447,402 shares outstanding plus 470,387 shares acquirable within sixty days through the exercise of stock options.

(2)	Includes 10,332 shares held in trust or by Hal Jones Construction Co. for which Mr. Jones retains voting power and 5,000 shares which Mr. Jones has the right to acquire within 60 days through the exercise of stock options.

(3)	Includes 3,400 shares which Messrs. Schneider, Robertson, Gasser, and Mrs. Johnston individually have the right to acquire within sixty days through the exercise of stock options.

(4)	Includes 5,000 shares which Mr. D’Atri has the right to acquire within sixty days through the exercise of stock options.

(5)	Includes 141,472 shares which Mr. Mang has the right to acquire within sixty days through the exercise of stock options.

(6)	Includes 37,842 shares which Mr. Mann has the right to acquire within sixty days through the exercise of stock options.

(7)	Includes 2,000 shares which Mr. Bockius has the right to acquire within sixty days through the exercise of stock options.

(8)	Includes 4,400 shares which Mr. Maier has the right to acquire within sixty days through the exercise of stock options.

PROPOSAL — APPROVAL OF THE
FORM AND USE OF INDEMNIFICATION AGREEMENTS FOR DIRECTORS

WHY PROVIDE INDEMNIFICATION FOR DIRECTORS AND OFFICERS?

      Like every other company, UNB Corp. must attract and retain qualified people to serve as directors and officers. It is in the Corporation’s and the shareholders’ best interests that these people be able to exercise judgment on the Corporation’s behalf without exposure to unreasonable personal risk. Increases in directors’ and officers’ litigation risks impair a company’s ability to recruit and retain qualified people. Therefore, UNB Corp. believes it is necessary and desirable to provide directors and officers with assurance that the burden of liability and litigation expenses arising out of their services will be indemnified to the full extent permitted by the Ohio General Corporation Law.

      The proposed form of indemnification agreement does not alter the standard of care directors, officers and employees of UNB Corp. owe to the Corporation and shareholders under the Ohio General Corporation Law. Indemnification also cannot affect a director’s potential liability under the federal securities laws. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted under the Articles of Incorporation and the proposed form of indemnification agreement, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy and is, therefore, unenforceable. UNB Corp. is not aware of any pending or threatened litigation that would lead to claims under the Articles of Incorporation or the form of indemnification agreements.

UNB CORP.’S GOVERNING DOCUMENTS PROVIDE FOR INDEMNIFICATION

      An Ohio corporation may indemnify its directors, officers, employees and agents. This power exists under the Ohio General Corporation Law, regardless of whether a company’s governing documents (its articles of incorporation and regulations) also empower the corporation to indemnify its directors, officers, employees and agents. Many corporations provide for indemnification in their governing documents as well, clarifying and in some cases, expanding upon the indemnification provided by the Ohio General Corporation Law. UNB Corp.’s existing governing documents provide for indemnification.

      Amended Articles of Incorporation. Article VII Section B. of UNB Corp.’s amended Articles of Incorporation allows for indemnification of any shareholder, officer, or director to the full extent allowed under Ohio law, as follows:

“B. The Corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a shareholder, officer, or director of this Corporation, or any corporation (hereinafter referred to as “subsidiary corporation”) of which more than 50% of the issued and outstanding shares of common stock was or is owned by the Corporation at the time such person was or is serving as such director of the “subsidiary corporation,” against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Any indemnification as above provided (unless ordered by a court) shall be made by the Corporation only as authorized upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or is obtainable, by a majority vote of a quorum of the shareholders of the Corporation consisting of shareholders who were not parties to such action, suit or proceeding.”

      Indemnification Rights Under Ohio General Corporation Law Are Not Exclusive of Indemnification Rights Under Private Agreements. Every Ohio corporation has authority under the Ohio General Corporation Law to indemnify directors, officers, employees and agents. If the corporation fails to provide for indemnification in its articles of incorporation or code of regulations, this does not exclude the indemnification powers that exist under the Ohio General Corporation Law. UNB Corp. could purchase and maintain insurance or enter into private indemnification agreements to protect directors, officers, employees and agents from liability if it is allowed by Ohio law to do so, regardless of whether UNB Corp.’s governing documents explicitly say that the Corporation may do so. Ohio law does allow UNB Corp. to do so. Contained in §1701.13(E) of the Ohio General Corporation Law, the statutory indemnification rights provide by their terms that:

•	the indemnification rights under §1701.13(E) are in addition to — and are not exclusive of — any other indemnification rights that may exist;

•	an Ohio corporation may enter into private indemnification agreements with directors, officers, employees and agents;

•	an Ohio corporation may purchase and maintain insurance to protect directors, officers, employees and agents from liability, regardless of whether the corporation would have the power to indemnify that individual under the terms of §1701.13(E).

      As a consequence, UNB Corp. believes that it has authority to enter into private indemnification agreements with its directors and officers.

THE OHIO GENERAL CORPORATION LAW PROVIDES STATUTORY INDEMNIFICATION POWERS

      Permitted Indemnification in General. Under §1701.13(E) of the Ohio General Corporation Law, Ohio corporations may indemnify directors, officers and agents within prescribed limits, and must indemnify them in some circumstances.

      Required Advancement of Directors’ Expenses. The Ohio General Corporation Law does not expressly authorize indemnification for settlements, fines or judgments in the context of derivative suits (shareholders’ lawsuits brought on behalf of a corporation). However, Ohio corporations must advance expenses, including attorneys’ fees, incurred by directors – but not officers – in defending an action, including a derivative action, if the director agrees to cooperate with the corporation in the derivative action and agrees to repay the amount advanced. The director would have to repay the amount advanced to him if it is proved by clear and convincing evidence that his act or failure to act was done (a) with deliberate intent to cause injury to the corporation or (b) with reckless disregard for the corporation’s best interests. But advancement of expenses is not required if the corporation’s articles of incorporation or regulations explicitly state that it is not required – UNB Corp.’s existing governing documents do not do so.

      No Indemnification in a Derivative Suit if the Director or Officer Acted Negligently. The Ohio General Corporation Law does not authorize indemnification of a director or officer in a derivative suit if his actions were negligent or constituted misconduct. Indemnification in that case may be ordered by the court, however.

      Indemnification Is Required if the Director or Officer Is Successful on the Merits. An Ohio corporation must indemnify a director, officer, employee or agent who succeeds on the merits in a derivative suit or in a non-derivative suit.

      Indemnification Is Allowed if the Director or Officer Satisfied the Ohio General Corporation Law Standard of Conduct, Even if He Was Not Successful on the Merits. In all other cases, if a director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, indemnification is discretionary—except as otherwise provided by a corporation’s articles of incorporation, code of regulations or by contract (and advancement of directors’ expenses is also not discretionary).

      Standard for Personal Liability of Directors for Monetary Damages. According to Ohio General Corporation Law §1701.59(D), a director will not be liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation. There is no comparable provision limiting the liability of officers, employees or other agents of a corporation.

      Statutory Indemnification Rights Are Not Exclusive. The statutory right to indemnity is not exclusive in Ohio. The Ohio General Corporation Law expressly allows Ohio corporations to obtain insurance for potential liabilities of directors, officers and employees. The Ohio General Corporation Law allows an Ohio corporation to furnish protection similar to insurance, including trust funds, letters of credit and self-insurance, or to provide for indemnification by contract.

WE PROPOSE THAT SHAREHOLDERS APPROVE THE FORM AND USE OF
INDEMNIFICATION AGREEMENTS FOR DIRECTORS

      Indemnification Rights Under the Articles of Incorporation and Code of Regulations Can Be Taken Away Without Directors’ and Officers’ Consent. Any indemnification protection provided by UNB Corp.’s then existing Articles of Incorporation and Code of Regulations could become ineffective. For example, if UNB Corp. merges into another company, the then existing Articles of Incorporation would be cancelled, eliminating any directors’ and officers’ indemnification rights under the Articles of Incorporation that may then be existing. Additionally, the Articles of Incorporation and Code of Regulations could be amended after a change in control of UNB Corp. to delete or limit any then existing indemnification rights.

      Indemnification Agreements Are Private Contracts; Directors’ and Officers’ Contract Rights Cannot Be Taken Away Unless They Consent. By contrast, if UNB Corp. enters into indemnification agreements with directors and officers, the indemnification rights under those agreements would not be eliminated automatically by a merger, and they would not be affected by amendment of the Articles of Incorporation or Code of Regulations. Indemnification agreements are private contracts, which would provide directors and officers with indemnification rights that can be modified or taken away solely with their approval, regardless of whether the Articles of Incorporation and Code of Regulations are cancelled or amended.

      UNB Corp. is authorized by the Ohio General Corporation Law to enter into indemnification agreements with officers. UNB Corp. also may enter into indemnification agreements with directors under the Ohio General Corporation Law. But according to Ohio General Corporation Law §1701.60, any contract between a director and the corporation must be approved by:

•	a majority of the disinterested directors, or

•	a majority vote of the shareholders,

except that board and shareholder approval are not necessary if the agreement is fair to the corporation at the time it is approved.

      Why Is the Indemnification Agreement Being Submitted to Shareholders for Their Approval? Although the Board believes the form of indemnification agreement is fair to UNB Corp., and therefore that neither board approval nor shareholder approval is necessary under the Ohio General Corporation Law for UNB Corp. to enter into indemnification agreements with directors; the Board nevertheless believes it is appropriate that shareholders be given the opportunity to vote on this matter. For that reason, the Board is submitting this proposal for shareholders’ consideration and vote at the meeting.

      What Rights Do the Indemnification Agreements Provide? Shareholders should read the form of indemnification agreement included as Appendix A. The agreement would require UNB Corp. to indemnify directors and allow directors to select the most favorable indemnification rights provided under:

•	UNB Corp.’s amended Articles of Incorporation and Code of Regulations;

•	Ohio law in effect on the date of the indemnification agreement;

•	the Articles of Incorporation and applicable law in effect at the time expenses are incurred; and

•	any liability insurance policy obtained by UNB Corp. that is in effect at the time a claim is made.

      Directors would have the right to be reimbursed for expenses as they are incurred, but only if they file with UNB Corp. an undertaking to repay that amount if it is later determined that he must repay it. No indemnification will be required under the indemnification agreements for actions, fines or penalties that are specifically excluded from indemnification coverage under applicable Ohio Law, or for any proceeding initiated by the director or without the consent of the Board, except in limited cases.

      What if Shareholders Do Not Approve the Form of Indemnification Agreement? The Board has not determined what action, if any, it will take if shareholders do not approve the form and the use of the indemnification agreements. The Board could enter into the proposed agreements with directors based on the Board’s opinion that the agreements are fair to UNB Corp.

THE FORM AND USE OF THE INDEMNIFICATION AGREEMENT MUST BE APPROVED BY A MAJORITY VOTE

      The form and use of the indemnification agreement will not be approved unless the holders of a majority of the voting power, excluding shares held by the directors, votes in favor of approval. Shareholders should note that the Board may have a conflict of interest in making this recommendation because directors will benefit from adoption of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE FORM AND USE OF THE INDEMNIFICATION AGREEMENT FOR DIRECTORS

THE BOARDS OF DIRECTORS AND THEIR COMMITTEES

      In 2000, there were a total of twelve regularly scheduled or special meetings of the Board of Directors of UNB Corp. All UNB Corp. Board members served on the Board of Directors of the United National Bank & Trust Co., the Corporation’s wholly owned subsidiary. In 2000, there were a total of twelve regularly scheduled or special meetings of the Board of Directors of the Bank.

      Messrs. Mann, D’Atri, Schneider, Gasser and Scott E. Dodds served on the Board of Directors of United Banc Financial Services, Inc., a wholly owned subsidiary of UNB Corp. This Board met two times in 2000. United Banc Financial Services, Inc. is a consumer finance company that originates personal loans.

      Messrs. Schneider, D’Atri, and Mann served on the Board of Directors of United Mortgage Corporation, a wholly owned subsidiary of UNB Corp. This Board did not meet in 2000. United Mortgage Corporation is an inactive mortgage company that originates home loans for sale to the Bank and other investors.

      United Insurance Agency, Inc. is an inactive subsidiary of UNB Corp., which has received a license from the state of Ohio to sell insurance products. The Board of Directors of this subsidiary consists of Messrs. Roger L. Mann, Thomas A. Reitan, James J. Pennetti, and Todd S. Bundy. This Board did not meet in 2000.

      The Executive Committee of UNB Corp. consisted of Messrs. Bockius III, Maier, Schneider, Gasser, Mann, and D’Atri. The Executive Committee of the Corporation is authorized to act in the absence of the Board of Directors in all Board related matters. The Committee met ten times in 2000.

      The Compensation and Pension Committee of UNB Corp. consisted of Messrs. Bockius III, D’Atri, Maier, Schneider, and Robertson. The function of the Compensation and Pension Committee is to review salaries and benefits of officers and employees. The Committee met four times in 2000.

      The Audit Committee of UNB Corp. consisted of Messrs. DeVille, Robertson, Mang, Mrs. Johnston, and Mrs. Timken. The functions of the Audit Committee are to review the results of the external audit performed by Crowe, Chizek and Company, to oversee the scope and results of the audit procedures performed by the internal audit staff, and to review the adequacy of the Corporation’s and the Bank’s systems of internal controls. The Committee met four times in 2000.

      The United National Bank & Trust Co. has a Trust Committee, an Executive Committee, and a Directors’ Loan Committee.

      The Executive Committee of the Bank consisted of Messrs. Bockius III, Gasser, Mann, D’Atri, Schneider, and Maier. The Executive Committee of the Bank is authorized to act in the absence of the Board of Directors in all Board related matters. The Committee met eighteen times in 2000.

      The Trust Committee of the Bank consisted of Messrs. D’Atri, Bockius III, Jones Jr., Schneider and Smart. The Trust Committee oversees the Trust Department function. The Committee met seven times in 2000.

      The Directors’ Loan Committee of the Bank consisted of Messrs. D’Atri, Gasser, Mann, Schneider, and Mrs. Timken. The Committee oversees the credit and lending functions of the Bank. The Committee was formed in December, 2000 and thus did not meet during the year.

      Each nonemployee director of UNB Corp.’s and United Bank’s Boards of Directors is paid $300 per month plus $400 per Corporation/Bank Board meeting attended. Nonemployee members of the Corporation’s and Bank’s Committees are paid $150 per committee meeting attended. The Chairman of the Boards of Directors of UNB Corp. and the United National Bank & Trust Co. receives a fee of $2,500 per month and the Vice-Chairman receives a fee of $1,250 per month.

COMPENSATION AND PENSION COMMITTEE REPORT
FEBRUARY 2001

      The Compensation and Pension Committee’s Report to the Shareholders which follows was approved and adopted by the Committee on February 6, 2001, and approved by the Board of Directors on February 22, 2001. The members of the Compensation and Pension Committee are all independent directors.

      UNB Corp. did not incur any salary expense in 2000. UNB Corp. or its subsidiaries provided a pension plan, a profit sharing tax-deferred savings plan, an incentive compensation plan, a deferred compensation plan, and other benefits to its officers. Expenses associated with these plans or benefits are paid for by the subsidiaries.

      The Compensation Plan for the executive officers listed in the table below consisted of these components: a base salary; the UNB Corp. R.O.E. Operating Model Incentive Program; the 1987 Stock Option and Performance Unit Plan; and the UNB Corp. 1997 Stock Option Plan. Also, the executive officers listed below are eligible for the UNB Tax Deferred Savings Plan and the UNB Corp. and Affiliates Deferred Compensation Plan. All executive officers of the Corporation are also executive officers of the Bank.

      On December 10, 1997, UNB Corp.’s Compensation and Pension Committee adopted the UNB Corp. R.O.E. Operating Model Incentive Program. This Model, which is based on the achievement of financial goals, allows all UNB Corp. and its affiliates’ employees an opportunity to earn an incentive over and above their base salaries. The UNB Corp. R.O.E. Operating Model Incentive Program provides for a percentage of the Corporation’s income to be available for distribution to all eligible employees of the Corporation or its subsidiaries based on achieving a certain level of pre-tax income and Return on Equity. The underlying principle of this Model is to reward for specific performance. Eligibility and allocation of incentive awards are determined by the Compensation and Pension Committee and approved by the Board of Directors. Incentive awards are paid in the first quarter of the year following the year in which the performance objectives were achieved. In the table below, the performance of the executive officers listed was evaluated under the UNB Corp. R.O.E. Operating Model Incentive Program.

      The 1987 Stock Option and Performance Unit Plan and the UNB Corp. 1997 Stock Option Plan were designed to benefit the Corporation and its Shareholders by enabling the Corporation and its subsidiaries to attract and retain a strong management group. They are long-term incentive compensation plans designed to provide a competitive incentive and reward program for the participants who remain with the Corporation or its subsidiaries on a long-term basis. The grants are targeted based on the Corporation’s Return on Equity performance and the optionees’ performance level as determined during the annual management review process. Certain employees of the Corporation and its subsidiaries are eligible to participate in the Plans.

      Effective October 1, 1984, the UNB Tax-Deferred Savings Plan (401-K) (the “Plan”) was established. Qualification of the Plan was received on May 22, 1987. All employees are eligible to participate in the Plan, subject to certain eligibility requirements established by the Plan. The Chief Executive Officer and the other executive officers are participants in the Plan on the same basis (subject to discrimination tests) as all other eligible employees. Participants are permitted to make voluntary contributions to their accounts in the Plan. Participants’ contributions are invested, by their choice, in one of four funds. The Corporation can, upon approval of the Board of Directors, make a matching contribution to the Plan. The matching contribution is invested in UNB Corp. common stock for the employees. All employees of UNB Corp., or its subsidiaries, as of December 31, 1989, are 100% vested in the Plan. All employees hired after December 31, 1989, must accumulate three years of service to achieve 100% vesting of the Corporation’s contributions.

      The UNB Corp. and Affiliates Deferred Compensation Plan (the “Plan”) provides an opportunity for the participants to accumulate supplemental funds for retirement on a tax-deferred basis. The purpose of this Plan is to aid the Corporation and its subsidiaries in attracting and retaining senior officers of exceptional ability by providing such individuals with the benefits of deferring compensation under such a Plan. There is no financial contribution to this Plan by either UNB Corp. or its subsidiaries. Mr. Mann, Chairman, President and Chief Executive Officer of the Corporation, is currently participating in this Plan.

      The base salary and the cash incentive paid under the UNB Corp. R.O.E. Operating Model Incentive Program to the Chief Executive Officer are based on the achievement of performance objectives established and approved by the Board of Directors. The Chief Executive Officer’s performance objectives are related directly to the Corporation’s performance as measured by its Return on Equity and its actual net income compared to a targeted net income figure as approved by the Board of Directors.

      Executive officers’ salaries are based on the achievement of specific functional, managerial, and individual objectives which are established each year by the Chief Executive Officer. Cash incentives paid under the UNB Corp. R.O.E. Operating Model Incentive Program to the executive officers are determined by the overall performance of the Corporation as measured by the Corporation’s Return on Equity.

Louis V. Bockius III, Chairman
E. Lang D’Atri
Russell W. Maier
E. Scott Robertson
Marc L. Schneider

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

	Annual Compensation				Awards

						Securities
						Underlying
Name				Other	Restricted	Options/Stock
Principal				Annual	Stock	Appreciation
Position	Year	Salary	Bonus	Compensation	Awards	Rights (#)*

Roger L. Mann	2000	$227,133	$39,061	$-0-	-0-	45,570 options
Chairman, President and	1999	$201,133	$38,791	$-0-	-0-	28,058 options
Chief Executive Officer	1998	$204,411	$53,691	$-0-	-0-	29,176 options
UNB Corp.
Chairman and Chief
Executive Officer
United National Bank
& Trust Co.

Leo E. Doyle,	2000	$152,010	$28,707	$-0-	-0-	18,719 options
Executive Vice	1999	$134,684	$27,536	$-0-	-0-	11,688 options
President	1998	$131,131	$36,279	$-0-	-0-	12,706 options
United National Bank
& Trust Co.

James J. Pennetti,	2000	$148,403	$25,401	$-0-	-0-	18,015 options
Executive-Vice	1999	$129,694	$24,875	$-0-	-0-	11,248 options
President, Treasurer	1998	$126,074	$34,915	$-0-	-0-	12,198 options
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney,	2000	$129,129	$20,322	$-0-	-0-	15,821 options
Secretary	1999	$114,138	$21,844	$-0-	-0-	9,878 options
UNB Corp.	1998	$109,985	$30,661	$-0-	-0-	11,494 options
Executive Vice
President
United National Bank
& Trust Co.

Scott E. Dodds,	2000	$112,120	$19,224	$-0-	-0-	13,558 options
Executive Vice	1999	$98,100	$19,560	$-0-	-0-	7,399 options
President	1998	$82,645	$22,969	$-0-	-0-	3,070 options
United National Bank
& Trust Co.

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Payouts

Name	Long-Term	All
Principal	Incentive	Other
Position	Plan Payouts	Compensation

Roger L. Mann	$-0-	$6,800	(1)
Chairman, President and	$-0-	$6,400	(1)
Chief Executive Officer	$-0-	$6,400	(1)
UNB Corp.
Chairman and Chief
Executive Officer
United National Bank
& Trust Co.

Leo E. Doyle,	$-0-	$6,800	(1)
Executive Vice	$-0-	$6,400	(1)
President	$-0-	$6,400	(1)
United National Bank
& Trust Co.

James J. Pennetti,	$-0-	$5,856	(1)
Executive-Vice	$-0-	$5,856	(1)
President, Treasurer	$-0-	$5,856	(1)
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney,	$-0-	$6,039	(1)
Secretary	$-0-	$5,792	(1)
UNB Corp.	$-0-	$6,181	(1)
Executive Vice
President
United National Bank
& Trust Co.

Scott E. Dodds,	$-0-	$5,238	(1)
Executive Vice	$-0-	$4,876	(1)
President	$-0-	$4,000	(1)
United National Bank
& Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS GRANTED IN THE FISCAL YEARS ENDING DECEMBER 31, 2000, 1999, AND 1998.

(1)	The total represents payments by the Bank under the UNB Tax-Deferred Savings Plan.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The Securities and Exchange Commission requires that UNB Corp. include in this proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS(1) AMONG UNB CORP.,
THE S&P 500 STOCK INDEX, AND THE DOW JONES BANK INDEX

	1995	1996	1997	1998	1999	2000

Dow Jones Bank Index(2)	$100	$139.76	$209.82	$222.62	$195.96	$230.96

S&P 500 Stock Index(2)	$100	$122.96	$163.98	$210.85	$255.21	$231.98

UNB Corp.(2)	$100	$139.35	$185.61	$192.65	$129.42	$124.56

(1)	Assumes a reinvestment of dividends and a $100 initial investment on December 31, 1995, in UNB Corp., the S&P 500 Stock Index, and the Dow Jones Bank Index.

(2)	Based on quarterly dividends and quarterly closing stock prices.

1987 STOCK OPTION AND PERFORMANCE UNIT PLAN

      Pursuant to the 1987 Stock Option and Performance Unit Plan (the “Stock Option Plan”), which was approved by the Shareholders at the 1987 Annual Meeting, there are outstanding Options to purchase an aggregate of 291,306 shares of common stock of UNB Corp. at a price equal to 100% of the fair market value of the common stock on the respective dates on which the Options were granted. The outstanding Options expire ten years from the date of grant.

      Mr. Mang has 136,472 Options to purchase shares of common stock under the Stock Option Plan.

      The Compensation and Pension Committee of the Board of Directors has exclusive power to determine which employees participate in the Stock Option Plan and the type and amount of awards to be made under the Stock Option Plan. Options granted under the Stock Option Plan qualify as Incentive Stock Options as determined under the Internal Revenue Code. No awards may be made under the Stock Option Plan after February 11, 1997.

      Once awarded, each Option cannot be exercised sooner than three years from the date of grant nor later than ten years from the date of grant. An Option may be exercised only while an Optionee is an employee of the Corporation (or a subsidiary) or within ninety days after termination of employment for any reason other than death or total disability, but only to the extent that it was exercisable at the date of termination. If the Optionee is terminated by reason of total disability, his Options may be exercised in full or in part, to the extent not previously exercised, within one year following termination of employment (but not later than the expiration date of such Options). If the Optionee shall cease to be employed by the Corporation by reason of normal retirement (as defined in the Corporation’s Pension Plan), the Options shall terminate and may no longer be exercised, except that within the period of ninety days following such retirement, but not later than the expiration date of the Options, the Options may be exercised in full or in part to the extent not previously exercised. If an Optionee’s employment is terminated by death or if he dies within ninety days after cessation of employment, a person entitled by will or by the laws of descent and distribution to exercise the Options may exercise the Options in full or in part at any time prior to the expiration date of the Options to the extent not previously exercised.

      Once an Option is awarded, the Optionee, after the third consecutive year of employment following the grant, may exercise the Option and purchase up to 25% of the total number of shares allowed by the Option. After the fourth consecutive year of employment following the grant, the Optionee may exercise the Option and purchase up to 50% of the total number of shares allowed by the Option. The Option shall be fully exercisable and the Optionee may exercise the Option and purchase 100% of the total number of shares allowed by the Option after the fifth consecutive year of employment following the grant.

      Payment for shares upon exercise of an Option under the Stock Option Plan may be made in cash or by delivery of previously issued shares of common stock of the Corporation having a fair market value equal to the exercise price, or a combination of cash and shares. There is reserved for issuance upon exercise of stock options granted under the Stock Option Plan a total of 291,306 common shares of the Corporation.

UNB CORP. 1997 STOCK OPTION PLAN

      Pursuant to the UNB Corp. 1997 Stock Option Plan (the “Plan”), which was approved by the Shareholders at the 1997 Annual Meeting, there are outstanding Options to purchase an aggregate of            shares of common stock of UNB Corp. at a price equal to 100% of the fair market value of the common stock on the respective dates on which the Options were granted. The outstanding Options expire ten years from the date of grant.

      Messrs. Mang, D’Atri, and Jones, Jr., each have 5,000 Options to purchase shares of common stock under the Plan. Mr. Maier, has 4,400 Options to purchase shares of common stock under the Plan. Messrs. Gasser, Robertson, Schneider, and Mrs. Johnston each have 3,400 Options to purchase shares of common stock under the Plan. Mr. Bockius has 2,000 Options to purchase shares of common stock under the Plan and Mr. Mann has            Options to purchase shares of common stock under the Plan.

      There is reserved for issuance upon exercise of stock options granted under the Plan a total of 996,200 common shares of the Corporation.

      Under the Plan, certain key employees and directors (“Optionees”) of the Corporation or the Bank are eligible to receive Options to purchase a certain number of the shares of the Corporation’s common stock subject to certain conditions. The purpose of the Plan is to advance the interests of the Corporation and the Bank by giving key employees and directors of the Corporation or the Bank additional incentive to promote the success of the Corporation and to remain in the Corporation’s or the Bank’s service. It is believed this can be accomplished by providing such persons the opportunity to acquire additional equity interest in the Corporation, therefore further aligning their interests with those of the other Shareholders. In addition, the Plan enables the Corporation to offer an attractive incentive compensation program to key employees of prospective acquisition candidates. The Corporation believes that this is an important factor in promoting its long-term growth.

      Under the Plan, officers and other executive, supervisory, and management employees of the Corporation or the Bank, who, in the sole discretion of a committee comprised of nonemployee directors appointed by the Board of Directors, have substantial responsibility for the direction and management of the Corporation or the Bank and/or are in a position to contribute materially to the Corporation’s continued growth, development, and long-term success may, from time to time, be granted Options to purchase a given number of shares of the Corporation’s stock, subject to certain terms and conditions.

      The Plan contemplates the award of both Incentive Stock Options (ISO’s) under the Internal Revenue Code of 1986, as amended, as well as Nonqualified Stock Options (NQSO’s). The classification of an Option as an ISO provides certain tax benefits to the Optionee, most notably a deferral of taxation from the date of exercise (when NQSO’s would ordinarily be taxable) to the date of the sale of the underlying shares acquired by the exercise of such Option. When exercised, the holder of an ISO recognizes no taxable income, and the Corporation can claim no deduction. NQSO’s are Options which do not receive special tax treatment under the Internal Revenue Code. When exercised, the holder of an NQSO recognizes taxable income on the difference between the price paid for the Option shares pursuant to the Option and the fair market value of the shares purchased pursuant to the Option on the date of the exercise.

      The Plan provides for specific grants of Options to the Corporation’s directors, directors of subsidiaries of the Corporation, directors of subsidiaries of the Bank, and the Corporation’s Chief Executive Officer. At the initiation of the Plan, each nonemployee director of the Corporation and the Corporation’s Chief Executive Officer received Options for 2,000 shares. Each person who was a director of any subsidiary of the Corporation, or any subsidiary of the Bank and was not a director of the Corporation, received Options for 1,400 shares. In years subsequent to the initiation of the Plan, new directors meeting the definitions above shall be awarded Options for 2,000 shares and 1,400 shares, respectively, upon becoming a director, and returning directors shall receive Options for 1,000 shares and 700 shares, respectively.

      A committee comprised of nonemployee directors of the Board of Directors of the Corporation has full authority and sole discretion with respect to the administration of the Plan. In this regard, a committee comprised of nonemployee directors has sole discretion, subject to the specific grants contained and terms set forth in the Plan, as to: (a) the persons to whom Options will be granted, when such Options will be granted, and the number of shares and terms with respect to such Options; (b) prescribe rules and regulations for administering the Plan; and (c) decide any question arising as to the interpretations or applications of any provisions under the Plan. All Options granted under the Plan shall be required to be exercised within ten years of the date of the grant of the Options.

      Under the Plan, a committee comprised of nonemployee directors may grant Options on up to 1,000,000 shares which are available to be optioned under the Plan. The price to be paid under the Plan shall be the Fair Market Value per share of the Corporation’s common stock on the date the Option is granted. No Option shall be exercisable after the expiration of ten years after the date of the grant of such Option. ISO’s granted to a person who owns greater than ten percent of the common stock of the Corporation must be granted at a price equal to 110% of the Fair Market Value per share of the Corporation’s common stock on the date the Option is granted and must be exercised within five years of the date of such grant. No person presently owns ten percent of the Corporation’s common stock. In addition, the Plan contains a limitation which provides that the aggregate Fair Market Value, as determined at the time of the grant of such Options, for which ISO’s are exercisable for the first time under the terms of the Plan, by the employee during any calendar year, cannot exceed $100,000.

      Except in certain limited circumstances as set forth in the Plan, Optionees of ISO’s must be employees of the Corporation or the Bank at the time of the exercise of any Options, and all Options not exercised at the time that any such Optionee ceases to be an employee of the Corporation or the Bank shall be canceled and the shares subject to such Options shall be made available to be optioned under the Plan again.

      Further, any person eligible for participation in the Plan, notwithstanding such status, shall not acquire any rights, as a result of such eligibility, to retain their employee status with the Corporation or the Bank for any specific periods of time.

      All persons to whom Options are granted under the Plan shall be given written notice of such grant and shall be required to execute a separate Stock Option Agreement with the Corporation before such Options will take effect. In order to exercise the Options, the Optionee shall be required to provide a written notice of intent to exercise to the Corporation accompanied by full payment for the shares being acquired as provided under the Plan. No Optionee shall acquire any shareholder rights with respect to the shares purchased pursuant to the exercise of such Options until the Corporation has issued a certificate or certificates evidencing those shares to the exercising Optionee.

      The Plan also provides for the award of Stock Appreciation Rights (SAR’s) in tandem with an Option to purchase shares of the Corporation under the Plan. A SAR provides the Optionee with a cash benefit equal to the excess of the Fair Market Value for a share of the Corporation’s common stock on the exercise date over the Fair Market Value for a share of stock on the date that the SAR was granted. The total appreciation available to an Optionee from any exercise of a SAR is equal to the number of SAR’s being exercised times the amount of appreciation per SAR. An Optionee may exercise a SAR only in conjunction with the exercise of the Option to which the SAR is attached, and it may be exercised only at such times and by such persons as may exercise Options under the Plan.

OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 2000

	Individual Grants

		% of Total
	Number of	Options/Stocks
	Securities Underlying	Appreciation
	Options/Stock	Rights Granted
	Appreciation	to Employees	Exercise	Expiration
Name	Rights Granted (#)*	in 2000	Price	Date

Roger L. Mann, Chairman, President and	45,570 options	24.9%	$13.06/share	January 3, 2010
Chief Executive Officer of
UNB Corp. and Chairman
and Chief Executive Officer
of United National Bank
& Trust Co.

Leo E. Doyle, Executive Vice	18,719 options	10.2%	$13.06/share	January 3, 2010
President
United National Bank
& Trust Co.

James J. Pennetti, Executive Vice President,	18,015 options	9.8%	$13.06/share	January 3, 2010
Treasurer
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney, Secretary	15,821 options	8.6%	$13.06/share	January 3, 2010
UNB Corp.
Executive Vice
President
United National Bank & Trust Co.

Scott E. Dodds, Executive Vice	13,558 options	7.4%	$13.06/share	January 3, 2010
President
United National Bank
& Trust Co.

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Potential Realizable Value at
	Assumed Annual Rates of Stock
	Price Appreciation for Option Term

Name	5%	10%

Roger L. Mann, Chairman, President and	$374,585	$948,767
Chief Executive Officer of
UNB Corp. and Chairman
and Chief Executive Officer
of United National Bank
& Trust Co.

Leo E. Doyle, Executive Vice	$153,870	$389,730
President
United National Bank
& Trust Co.

James J. Pennetti, Executive Vice President,	$148,083	$375,072
Treasurer
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney, Secretary	$130,049	$329,393
UNB Corp.
Executive Vice
President
United National Bank & Trust Co.

Scott E. Dodds, Executive Vice	$111,446	$282,278
President
United National Bank
& Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS GRANTED IN THE FISCAL YEAR ENDING DECEMBER 31, 2000.

AGGREGATED OPTIONS/STOCK APPRECIATION RIGHTS EXERCISED IN 2000 AND
FISCAL YEAR-END 2000 OPTIONS/STOCK APPRECIATION RIGHTS VALUE

			Number of Securities Underlying
			Unexercised Options/Stock
			Appreciation Rights* at
			Fiscal Year-End 2000 (#)

	Shares
	Acquired	Value
Name	on Exercise	Realized	Exercisable/Unexercisable

Roger L. Mann, Chairman, President and	-0-	$-0-	37,842	64,962
Chief Executive Officer of UNB
Corp. and Chairman and Chief
Executive Officer of United
National Bank & Trust Co.

Leo E. Doyle,	-0-	$-0-	37,175	33,370
Executive Vice
President
United National Bank
& Trust Co.

James J. Pennetti,	5,496	$45,672	71,073	32,140
Executive Vice President,
Treasurer
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney,	-0-	$-0-	56,411	5,800
Secretary
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Scott E. Dodds,	-0-	$-0-	10,314	17,713
Executive Vice
President
United National Bank
& Trust Co.

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Value of Unexercised
	In-The-Money Options/
	Stock Appreciation Rights*
	at Fiscal Year-End 2000

Name	Exercisable/Unexercisable

Roger L. Mann, Chairman, President and	$-0-	$-0-
Chief Executive Officer of UNB
Corp. and Chairman and Chief
Executive Officer of United
National Bank & Trust Co.

Leo E. Doyle,	$39,331	$-0-
Executive Vice
President
United National Bank
& Trust Co.

James J. Pennetti,	$198,613	$-0-
Executive Vice President,
Treasurer
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney,	$22,390	$-0-
Secretary
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Scott E. Dodds,	$1,808	$-0-
Executive Vice
President
United National Bank
& Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS EXERCISED IN 2000 NOR WERE THERE ANY STOCK APPRECIATION RIGHTS OUTSTANDING AT FISCAL YEAR-END 2000.

PENSION PLAN

      Executive Officers of UNB Corp. and the United National Bank & Trust Co. are participants in the UNB Corp. Pension Plan (the “Plan”) which is a Defined Benefit Plan for all eligible full-time employees as defined by the Plan.

      The following table sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are based on 2000 Plan provisions using a male born in 1935.

PENSION PLAN TABLE

REMUNERATION	YEARS OF SERVICE

	15	20	25	30	35

$125,000	$38,765	$51,687	$64,609	$64,609	$64,609

$150,000	$47,203	$62,937	$78,671	$78,671	$78,671

$175,000	$53,953	$71,937	$89,921	$89,921	$89,921

$200,000	$53,953	$71,937	$89,921	$89,921	$89,921

$225,000	$53,953	$71,937	$89,921	$89,921	$89,921

$250,000	$53,953	$71,937	$89,921	$89,921	$89,921

$300,000	$53,953	$71,937	$89,921	$89,921	$89,921

$400,000	$53,953	$71,937	$89,921	$89,921	$89,921

$450,000	$53,953	$71,937	$89,921	$89,921	$89,921

$500,000	$53,953	$71,937	$89,921	$89,921	$89,921

      NOTE: BENEFITS LISTED DO NOT INCLUDE SOCIAL SECURITY BENEFITS.
      THE MAXIMUM ANNUAL SALARY ALLOWABLE FOR 2000 IS $170,000 FOR A DEFINED BENEFIT PLAN.

      A Participant’s remuneration covered by the Plan is his or her annual compensation as defined by the Plan averaged over the three highest consecutive compensation periods as defined in the Plan. For the named executives as of the end of the last calendar year, the covered compensation is: Mann, $166,667; Doyle, $166,667; Pennetti, $163,631; Sweeney, $150,099; and Dodds, $117,669. The estimated years of service for each named executive is as follows: Mann, four years; Doyle, twenty-four years; Pennetti, twenty-eight years; Sweeney, thirty-one years; and Dodds, eight years. Benefits are computed as a straight-life annuity beginning at age 65.

CHANGE OF CONTROL AGREEMENTS

      On November 16, 1995, the Boards of Directors of the Corporation and the Bank approved the recommendation of the Compensation and Pension Committee and adopted and entered into Change of Control Agreements (the “Agreements”) with the executive officers of the Bank, namely Leo E. Doyle, James J. Pennetti, and Robert M. Sweeney.

      On May 15, 1997, the Compensation and Pension Committee of the Board of Directors of the Corporation approved and granted a Change of Control Agreement for Roger L. Mann, currently Chairman, President and Chief Executive Officer of UNB Corp. and Chairman and Chief Executive Officer of the United National Bank & Trust Co. The terms of this Agreement were the same as the terms of the other executive officers’ Agreements.

      On December 10, 1997, the Compensation and Pension Committee of the Board of Directors of the Corporation amended the Change of Control Agreements for Messrs. Mann, Doyle, Pennetti, and Sweeney so that the terms of the Agreement as described in Sections 2A (4), 4C, and 4D of the Agreements were increased from two years to three years.

      On January 4, 1999, the Compensation and Pension Committee of the Board of Directors of the Corporation approved and granted a Change of Control Agreement for Scott E. Dodds, Executive Vice President of the Bank. The terms of this Agreement were the same as the terms of the other executive officers’ Agreements except that the terms of the Agreement as described in Sections 2A (4), 4C, and 4D of the Agreement were for two years.

      The Agreements become effective only upon a change of control of the Corporation as defined in the Agreements. If, prior to a change of control, the executive’s employment with the Corporation or the Bank is terminated by death, retirement, disability, resignation, or dismissal for any reason, the Agreement will terminate.

      The Board of Directors approved and adopted these Agreements in order to help to assure the objectivity of these executive officers in evaluating a potential change of control and in advising the Board of Directors of the Corporation whether or not a potential change of control would be in the best interests of the Corporation and its Shareholders. Further, these Agreements will help to assure the present and future continuity of executive management and will be an inducement for these key officers to remain in the employment of the Corporation and the Bank should a change of control occur.

      The Change of Control Agreements provide that upon termination of employment, as defined in the Agreements, within three years following a change of control (except in the case of Mr. Dodds, two years), unless the executive is terminated for good cause as defined in the Agreements, the executive shall be entitled to severance compensation. The Agreements also provide that if the executive voluntarily terminates employment not earlier than six months and not later than nine months following a change of control, the executive shall be entitled to severance compensation.

      In the event of the termination of the executive’s employment as described above, the executive shall be entitled to receive either a lump sum cash payment equal to three years of compensation (base salary plus incentive) or upon the executive’s election, three years of compensation (base salary plus incentive) payable in equal monthly payments, in cash, without interest. Mr. Dodds is entitled to two years of compensation (base salary plus incentive) under the terms of his Agreement.

      Following the termination of the executive’s employment, the Corporation shall continue the executive’s coverage in the Bank’s health, disability, and life insurance plans, at the same levels that had been provided the executive immediately prior to his termination of employment, for a period of three years, except in the case of Mr. Dodds, two years.

      Payments made to an executive under the terms of the Agreements shall be included within the definition of compensation for all qualified and nonqualified retirement plans of the Corporation or the Bank. The benefit period as defined in the Agreements shall be included within the computation of any and all years of service and/or age requirements for the determination of the amount of or vesting of benefits under the Corporation’s or the Bank’s qualified and nonqualified retirement plans.

      In the event of the termination of employment of the executives as defined in the Agreements, the executives shall be entitled to one year of out-placement services following termination of employment. All costs of such services shall be paid for by the Corporation.

      Under the terms of the Agreements, the Corporation and the executives agree to arbitrate any issue, misunderstanding, disagreement, or dispute in connection with the terms of the Agreements in accordance with the rules of the American Arbitration Association. Any and all costs associated with the executives’ enforcement of the provisions of the Agreements through arbitration shall be borne by the Corporation.

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

      Some of the directors and officers of UNB Corp., and the companies with which they are associated, were customers of the Bank, and had banking transactions with the Bank in the ordinary course of business during 2000, and expect to have such banking transactions in the future. All loans and commitments for loans included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, did not involve more than normal risk of collectibility or present other unfavorable features. The aggregate amount of such loans and commitments outstanding at December 31, 2000, was $22,381,422, or 29.5%, of the Corporation’s equity at year-end 2000.

      Director E. Lang D’Atri is a partner in the law firm Zollinger, D’Atri, Gruber, Thomas & Co. In the ordinary course of business, UNB Corp. and the United National Bank & Trust Co. have retained the legal services of this firm in the past and may retain its services in the future. Director Jane M. Timken is an attorney in the law firm Black, McCuskey, Souers & Arbaugh. In the ordinary course of business, UNB Corp. and the United National Bank & Trust Co. have retained the legal services of this firm in the past and may retain its services in the future.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      During the fiscal years ended December 31, 2000, 1999, and 1998, no director, officer, or other person required to file such reports failed to file reports required by Section 16(a) of the Exchange Act or failed to file such reports in a timely manner.

LEGAL PROCEEDINGS

      There are no pending legal proceedings, other than ordinary routine litigation incidental to the business of UNB Corp., the United National Bank & Trust Co., or any other subsidiaries, to which the Corporation, the Bank, or any other subsidiaries are a party. There are no pending legal proceedings to which any director, officer, affiliate of the Corporation, any owner of record, or beneficiary of more than five percent (5%) of the common stock of the Corporation, or any associate of any such director, officer, affiliate of the Corporation, or security holder is a party adverse to the Corporation or any of its subsidiaries or has an interest adverse to that of the Corporation or any of its subsidiaries.

INDEPENDENT PUBLIC ACCOUNTANTS

      Crowe, Chizek and Company, Certified Public Accountants, served as independent public accountants for the purposes of auditing the Corporation’s Annual Consolidated Financial Statements and for the preparation of consolidated tax returns for the fiscal year ended December 31, 2000. The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year. On January 18, 2001, the Board of Directors authorized the engagement of Crowe, Chizek and Company as independent public accountants for the year 2001.

      One or more representatives of Crowe, Chizek and Company will attend the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT
FEBRUARY 2001

      The Audit Committee’s Report to the Shareholders which follows was approved and adopted by the Committee and by the Board of Directors on February 22, 2001. The members of the Audit Committee are all independent directors.

      The Audit Committee has reviewed and discussed the audited financial statements with management, discussed with the auditors the matters required by SAS 61, received communications from the auditors as to their independence, and discussed independence with the auditors.

      Based on its review and discussions with the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Corporation.

      The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee. A copy of that charter appears as Appendix B.

      The following fees were paid to Crowe, Chizek and Company, UNB Corp.’s Certified Public Accountants, for services provided to the Corporation for the fiscal year ended December 31, 2000.

Audit Fees:	$67,500

Financial Information Systems

Design and Implementation Fees:	$-0-

All Other Fees:	$147,620

      Audit fees are fees billed for the audit of the Corporation’s financial statements and for the required quarterly reviews of those statements. Financial Information Systems Design and Implementation fees are fees billed for financial information systems design work and implementation fees for services rendered as part of that work for the most recent fiscal year. All other fees include payment for any other types of services provided.

      The Audit Committee of the Board believes that the non-audit services provided by Crowe, Chizek are compatible with maintaining the auditor’s independence.

Robert L. Mang, Chairman
Roger L. DeVille
Nan B. Johnston
E. Scott Robertson
Jane M. Timken

SHAREHOLDERS’ PROPOSALS

      Proposals of Shareholders which are to be presented at the 2002 Annual Meeting of Shareholders of the Corporation must be received by the Corporation no later than October 19, 2001, for inclusion in the Corporation’s proxy statement and form of proxy relating to such meeting. Proposals should be sent by certified mail, return receipt requested, to James J. Pennetti, Executive Vice President and Treasurer, UNB Corp., P.O. Box 24190, Canton, Ohio, 44701.

OTHER BUSINESS

      Management, at present, knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors,

Canton, Ohio March 9, 2001	ROBERT M. SWEENEY Secretary

      WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

APPENDIX A

INDEMNIFICATION AGREEMENT

      This Indemnification Agreement made this ____ day of ________, 2001, between UNB Corp., an Ohio corporation (the “Company”) and ____________________, a director, officer, employee, agent or representative (as hereinafter defined) of the Company (the “Indemnitee”).

RECITALS

      A. The Company and the Indemnitee are each aware of the exposure to litigation of officers, directors, employees, agents and representatives of the Company as such persons exercise their duties to the Company;

      B. The Company and the Indemnitee are also aware of conditions in the insurance industry that have affected and may continue to affect the Company’s ability to obtain appropriate liability insurance on an economically acceptable basis;

      C. The Company desires to continue to benefit from the services of highly qualified, experienced and otherwise competent persons such as the Indemnitee;

      D. The Indemnitee desires to serve or to continue to serve the Company as a director, officer, employee, or agent or as a director, officer, employee, agent, or trustee of another corporation, joint venture, trust or other enterprise in which the Company has a direct or indirect ownership interest, for so long as the Company continues to provide, on an acceptable basis, adequate and reliable indemnification against certain liabilities and expenses that may be incurred by the Indemnitee.

      Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

      1. Indemnification. Subject to the exclusions contained in Section 8 of this Agreement, the Company shall indemnify the Indemnitee with respect to his activities as a director, officer, employee or agent of the Company and/or as a person who is serving or has served at the request of the Company (“representative”) as a director, officer, employee, agent or trustee of another corporation, joint venture, trust or other enterprise, domestic or foreign, in which the Company has a direct or indirect ownership interest (an “affiliated entity”) against expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him (“Expenses”) in connection with any claim against Indemnitee that is the subject of any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a “Proceeding”), to which Indemnitee was, is or is threatened to be made a party by reason of facts, which include Indemnitee’s being or having been such a director, officer, employee, agent or representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

(a)	The benefits provided by the Company’s Amended Articles of Incorporation (“Articles”) or Code of Regulations, or the Articles of Incorporation/Association or Code of Regulations/Bylaws of an affiliated entity of which the Indemnitee serves as a representative, in each case as in effect on the date hereof;

(b)	The benefits provided by the Company’s Amended Articles of Incorporation, as amended (“Articles”) or Code of Regulations, or the Articles of Incorporation/Association or Code of Regulations/Bylaws of an affiliated entity of which the Indemnitee serves as a representative, in each case as in effect at the time Expenses are incurred by the Indemnitee;

(c)	The benefits allowable under Ohio law in effect at the date hereof;

(d)	The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;

(e)	The benefits available under any liability insurance obtained by the Company in effect at the date hereof;

(f)	The benefits available under any liability insurance obtained by the Company in effect at the time Expenses are incurred by the Indemnitee; and

(g)	Such others benefits as are or may be otherwise available to Indemnitee.

      Combination of two or more of the benefits provided by (a) through (g) shall be available to the extent that the Applicable Document (as hereafter defined) does not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (g) above is called the “Applicable Document” in this Agreement. Company hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under item (a) through (g) above.

      For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans for employees of the Company or of any affiliated entity, without regard to ownership of such plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner consistent with the standards required for indemnification by the Company under the Applicable Documents.

      2. Insurance. The Company shall maintain liability insurance for so long as Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Company. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company, but payments made to Indemnitee under an insurance policy obtained or retained by the Company shall reduce the obligation of the Company to make payments hereunder by the amount of the payments made under any such insurance policy.

      3. Payment of Expenses. At Indemnitee’s request, after receipt of written notice under Section 5 hereof and an undertaking in the form of Exhibit A attached hereto by or on behalf of Indemnitee to repay such amounts so paid on Indemnitee’s behalf if it shall ultimately be determined under the Applicable Document that Indemnitee is not entitled to be indemnified by the Company for such Expenses, the Company shall pay the Expenses as and when incurred by Indemnitee. That portion of Expenses representing attorney’s fees and other costs incurred in defending any proceeding shall be paid by the Company within 30 days after the Company receives the request and reasonable documentation evidencing the amount and nature of the Expenses, subject to its also having received such a notice and undertaking.

      4. Additional Rights. The Indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee, agent or representative as described in Section 1 above with respect to Proceedings relating to or relating to or arising out of Indemnitee’s acts or omissions during his service in such position. The benefits provided to Indemnitee under this Agreement for the Indemnitee’s service as a representative shall be payable if and only if and only to the extent that reimbursement to Indemnitee by the affiliated entity with which Indemnitee has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, by-laws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate Indemnitee for Expenses actually incurred and otherwise payable by the Company under this Agreement. Any payments in fact made to or on behalf of the Indemnitee directly or indirectly by the affiliated entity with which Indemnitee served as a representative shall reduce the obligation of the Company hereunder.

      5. Notice to Company. Indemnitee shall provide to the Company prompt written notice of any Proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder; provided however, that failure to provide such notice shall not in any way limit Indemnitee’s rights under this Agreement.

      6. Cooperation in Defense and Settlement. Indemnitee shall not make any admission or effect any settlement without the Company’s written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which Indemnitee is a party in a manner that would impose any Expense on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to the proposed settlement. Indemnitee and the Company shall cooperate to the extent reasonably possible with each other and with the Company’s insurers in attempts to defend and/or settle such Proceeding.

      7. Assumption of Defense. Except as otherwise provided below, the Company jointly with any other indemnifying party similarly notified, may assume Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company’s election to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee’s expense unless:

(a)	The employment of counsel by Indemnitee has been authorized by the Company;

(b)	Counsel employed by the Company initially is unacceptable or later becomes unacceptable to Indemnitee and such unacceptability is reasonable under then existing circumstances;

(c)	Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company (or another party being represented jointly with the Company) in the conduct of the defense of such Proceeding; or

(d)	The Company shall not have employed counsel promptly to assume the defense of such Proceeding,

in each of which cases the fees and expenses of counsel shall be at the expense of the Company and subject to payment pursuant to this Agreement. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made either of the conclusions provided for in clauses (b) or (c) above.

      8. Enforcement. If a dispute or controversy arises under this Agreement between Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification for any Proceeding or for Expenses incurred, then for each such dispute or controversy the Indemnitee may seek to enforce the Agreement through legal action or, at Indemnitee’s sole option and written request, through arbitration. If the Indemnitee requests arbitration, the dispute or controversy shall be submitted by the parties to binding arbitration in the City of Canton, State of Ohio, before a single arbitrator agreeable to both parties; provided, however, that indemnification for any claim, issue or matter in a proceeding brought against Indemnitee by or in the right of the Company and as to which Indemnitee is adjudged liable for negligence or misconduct in the performance of his duty to the Company shall be submitted to arbitration only to the extent permitted under the Applicable Document and applicable law then in effect. If the parties cannot agree on a designated arbitrator within 15 days after arbitration is requested in writing by the Indemnitee, the arbitration shall proceed in the City of Canton, State of Ohio, before an arbitrator appointed by the American Arbitration Association. In either case, the arbitration proceeding shall commence promptly under the rules then in effect of that Association. The arbitrator agreed to by the parties or appointed by that Association shall be an attorney other than the attorney who has or is associated with a firm having associated with it an attorney who has been retained by or performed services for the Company or Indemnitee at any time during the five years preceding commencement of arbitration. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with such legal action or arbitration; provided, however, that the Indemnitee shall not be required to reimburse the Company unless the arbitrator or court resolving the dispute determines that Indemnitee acted in bad faith in bringing the action or arbitration.

      9. Exclusions. Notwithstanding the scope of indemnification available to Indemnitees from time to time under any Applicable Document, no indemnification, reimbursement or payment shall be required of the Company hereunder with respect to:

(a)	Any claim or any part thereof as to which Indemnitee shall have been determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted or failed to act with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company;

(b)	Any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

(c)	Any obligation of Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal gain, profit or advantage to which he was entitled; or

(d)	Any proceeding initiated by Indemnitee without the consent or authorization of the Board of Directors of the Company, provided that this exclusion shall not apply with respect to any claims brought by Indemnitee (1) to enforce his rights under this Agreement or (2) in any Proceeding initiated by another person or entity whether or not such claims were brought by Indemnitee against a person or entity who was otherwise a party to such proceeding.

      Nothing in this Section 9 shall eliminate or diminish Company’s obligations to advance that portion of Indemnitee’s Expenses representing attorney’s fees and other costs incurred in defending any proceeding pursuant to Section 3 of this Agreement.

      Furthermore, anything herein to the contrary notwithstanding, nothing in this Agreement requires indemnification, reimbursement or payment by the Company, and the Indemnitee shall not be entitled to demand indemnification, reimbursement or payment under this Agreement, if and to the extent indemnification, reimbursement or payment constitutes a “prohibited indemnification payment” within the meaning of Federal Deposit Insurance Corporation Rule 359.1(1)(1) [12CFR359.1(1)(1)].

      10. Extraordinary Transactions. The Company covenants and agrees that in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an “extraordinary transaction”), the Company shall:

(a)	Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

(b)	Otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner acceptable to Indemnitee.

      11. No Personal Liability. Indemnitee agrees that neither the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

      12. Severability. If any provision, phrase or other portion of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination becomes final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

      13. Subrogation. If any payments are made under this Agreement, the Company shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Company to enforce such rights.

      14. Governing Law. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

      15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid;

If to the Company, to:	UNB Corp. P. O. Box 24190 Canton, Ohio 44701 Attention: _______________

If to Indemnitee, to:	______________________

______________________

______________________

Attention:_______________

or to such other or further address as shall be designated from time to time by the Indemnitee or the Company to the other.

      16. Termination. This Agreement may be terminated by either party upon not less than 60 days prior written notice delivered to the other party, but such termination shall not diminish the obligations of Company hereunder with respect to Indemnitee’s activities before the effective date of determination.

      17. Amendments and Binding Effect. This Agreement and the rights and duties of Indemnitee and the Company hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      In Witness Whereof, the undersigned have executed this Agreement as of the date first above written.

UNB Corp.

By: _____________________________

Its: _____________________________

Indemnitee

________________________________

Title: ____________________________

EXHIBIT A

FORM OF UNDERTAKING

      This Undertaking has been entered into by __________________________ (“Indemnitee”) pursuant to an Indemnification Agreement dated ____________, 200__ (the “Indemnification Agreement”), between UNB Corp. (the “Company”), an Ohio corporation, and Indemnitee.

RECITALS

      A. Under the Indemnification Agreement, Company has agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any claim against Indemnitee that is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, to which Indemnitee was, is or is threatened to be made a party by reason of facts that include Indemnitee’s being or having been a director, officer or representative (within the meaning of the Indemnification Agreement) of the Company;

      B. Such a claim has arisen against Indemnitee and Indemnitee has notified the Company thereof in accordance with the terms of Section 5 of the Indemnification Agreement (hereinafter the “Proceeding”);

      C. Indemnitee believes that Indemnitee should prevail in the Proceeding, and it is in the interest of both Indemnitee and the Company to defend against the claims against Indemnitee thereunder;

      Now, Therefore, Indemnitee hereby agrees that in consideration of the Company’s advance payment of Indemnitee’s Expenses incurred before final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse the Company for any and all expenses paid by the Company on behalf of Indemnitee before final disposition of the Proceeding if the Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) to be required to repay such amounts to the Company under the Indemnification Agreement and applicable law, provided that if Indemnitee is entitled under the Applicable Document to indemnification for some or a portion of such Expenses, Indemnitee’s obligation to reimburse the Company shall only be for those Expenses for which Indemnitee is determined to be required to repay such amounts to the Company. Such reimbursement or arrangements for reimbursement by Indemnitee shall be consummated within 90 days after a determination that Indemnitee is required to repay such amounts to the Company under the Indemnification Agreement and applicable law.

      Further, the Indemnitee agrees to reasonably cooperate with the Company concerning such proceeding.

      In Witness Whereof, the undersigned has set his hand this ____ day of __________, 200___.

_______________________________
Indemnitee

APPENDIX B

UNB CORP.

AUDIT COMMITTEE CHARTER

STRUCTURE

      The Audit Committee, appointed by the Chairman of UNB Corp.’s Board of Director’s, will consist of a minimum of three non-employee (“outside”) Directors who are independent of management and free from any personal or professional relationship that would interfere with their independent judgement as committee members. The Board’s Chairman shall be an exofficio member of the Committee, and shall designate one of the committee members to act as the Committee’s Chairman. Employees or officers of UNB Corp., or any of its subsidiaries, are not eligible for Committee membership. Each committee member must be able to read and understand fundamental financial statements, or become financially literate within a reasonably period of time after appointment. At least one member must have past employment experience in finance or accounting, requisite professional accounting certification, or other comparable experience or background (i.e. Chief Executive Officer, Chief Financial Officer, or a senior officer with financial oversight responsibilities).

AUTHORITY

      The Committee, along with the authority to otherwise fully discharge its responsibilities, has authority to: investigate or direct investigations of any activity within the Corporation, its subsidiaries and affiliates, related to its responsibilities upon the approval of the Board of Directors; have unrestricted access to corporate documents and personnel; and retain persons having special competence as is necessary in discharging its responsibilities. The Committee also has the authority to specify that the outside auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders, and that these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or nominate an outside auditor to be proposed for shareholder ratification in any proxy statement).

RESPONSIBILITIES

      To fulfill its responsibilities and duties, the Audit Committee shall:

•	Review and reassess the adequacy of this Charter annually, or more frequently if significant changes are required, and submit it for full approval by the UNB Corp. Board of Directors.

•	Evaluate and approve the appointment of the external auditor and recommend the external auditor for Shareholder ratification.

•	Evaluate and approve the scope of the internal audit plan, approve the resources necessary to execute the internal audit plan, and review the results of the internal audits conducted.

•	Evaluate the adequacy of management’s response to any internal audit, external audit, or regulatory examination findings.

•	Ensure that all requirements of the UNB Corp. Audit Policy are recognized and satisfied.

•	Take, or recommend that the full Board of Directors take appropriate action to ensure the independence of the outside auditors. This action should include engaging in active dialogue with the auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the auditor. In addition, the committee should ensure that corporate management and the Board receive a formal written statement from the outside auditors that delineates all relationships between the auditors and the Corporation, consistent with Independent Standards Board Standard 1.

•	Ensure that the Committee, or at a minimum, the Audit Committee Chairman and corporate financial management representative, discuss the matters described in AU Section 380, “Communications With the Audit Committee,” during the SAS 71 Interim Financial Review with the external auditors prior to the filing of the Form 10-Q.

Robert L. Mang, Chairman

Roger L. DeVille

Nan B. Johnston

E. Scott Robertson

Jane M. Timken

UNB CORP.
UNITED BANK PLAZA, 220 MARKET AVENUE SOUTH, CANTON OHIO 44702

      The undersigned hereby appoints Todd S. Bundy and Ronald K. Bennington, or either one of them (with full power to act alone), my true and lawful attorney(s) for me and in my name, place and stead, to vote all shares of Common Stock of UNB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2001, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.  Election of Directors.

____	FOR all nominees listed below. (Except as directed to the contrary below)	____	WITHHOLD AUTHORITY to vote for all nominees listed below.

Roger L. DeVille; Nan B. Johnston; Edgar W. Jones, Jr.; E. Scott Robertson

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

      ___________________________________________________________________________________________

2.   To adopt the form and use of the indemnification agreement for directors.

______ FOR       ______ AGAINST       ______ ABSTAIN

3.   To vote, in their discretion, upon such other business as may properly come before the meeting.

(Continued, and to be signed and dated on other side)

(Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO VOTE “FOR” ALL THE NOMINEES LISTED ABOVE WITH RESPECT TO THE ELECTION OF DIRECTORS, AND TO VOTE “FOR” ADOPTION OF THE FORM AND USE OF THE INDEMNIFICATION AGREEMENT FOR DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ABOVE AND A VOTE “FOR” ADOPTION OF THE FORM AND USE OF THE INDEMNIFICATION AGREEMENT FOR DIRECTORS.

Please sign exactly as name(s) appears below.

	Dated			Dated

Sign Here _______________________	_____,	2001	Sign Here _______________________	______,	2001

			When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

			PLEASE SIGN, DATE, AND RETURN IMMEDIATELY USING THE ENCLOSED ENVELOPE.